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                                                                  EXHIBIT 10.I.1


                             AMENDMENT NO. 2 TO THE
                               EL PASO CORPORATION
                    1999 OMNIBUS INCENTIVE COMPENSATION PLAN

         Pursuant to Section 16.1 of the El Paso Corporation 1999 Omnibus Incentive Compensation Plan, effective as of January 20, 1999, as amended (the "Plan"), the Plan is hereby amended as follows, effective May 1, 2003:

         WHEREAS, "Performance Units" or "Units" (as defined in the Plan) and "Incentive Awards" (as defined in the Plan) are currently outstanding under the Plan; and

         WHEREAS, the Company desires to clarify provisions of the Plan to reflect the intent of the Board of Directors and the Compensation Committee with respect to the Performance Units and Incentive Awards granted under the Plan.

         NOW THEREFORE, the following amendments shall be made to the Plan:

         A new Section 2.25A shall be added immediately following Section 2.25 to read as follows:

         "2.25A    QUALIFYING CHANGE IN CONTROL

                  Any Change in Control other than a Change in Control to which clause (iv) of Section 2.5 applies."

         Sections 9.7, 11.8 and 16.1 (including, without limitation, the headings thereof, as applicable) shall be amended to substitute the term "Qualifying Change in Control" for the term "Change in Control" set forth therein.

         Section 9.5(b)(i) shall be deleted in its entirety and replaced with the following:

         "(i)     Primary Benefit Payment

                  Upon the expiration of each Performance Cycle, all uncanceled Performance Units granted with respect to such Performance Cycle shall vest and benefit payments with respect to such Performance Units shall become payable. Subject to Section 9.5(d), a Participant who has remained an employee continuously from the date of the grant of the Performance Units for a Performance Cycle through the last day of such Performance Cycle shall be eligible to receive a benefit payment equal to the Adjusted Value, as provided for in Section 9.4(b), of the Performance Units (the "Primary Benefit") with respect to and as of the close of such Performance Cycle. The Valuation Date for determining such Adjusted Value shall be established by the Plan Administrator at the time the Performance Units are granted. The amount of any benefit payment payable with respect to Performance Units shall be reduced by the amount of any interim benefit payments made pursuant to Section 9.5(b)(ii) with

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respect to such Performance Units. If the interim benefit payments exceed the
Primary Benefit, no payment shall be made."

         Section 9.5(d) shall be deleted in its entirety and replaced with the following:

         "(d)     Retirement, Death, Disability or Termination of Employment

                  Participants (or their Beneficiaries in the case of their deaths) who have retired, died, become Permanently Disabled, or who have terminated their employment, prior to the end of a Performance Cycle shall not be entitled to receive payment from the Company or its Subsidiaries for any Units which were not vested as of the time such Participants ceased active employment with the Company or its Subsidiaries. Notwithstanding Section 9.5(c), such Participants (or their Beneficiaries in the case of their deaths) will be entitled to receive a cash payment for vested Units in accordance with Section 9.5(b)(i). No payments shall be made to such Participants (or Beneficiaries) pursuant to Section 9.5(b)(ii). Unless the Plan Administrator otherwise determines, a Participant who is terminated with Cause shall receive no benefit under this Section 9. In the event of a Change in Control that is not a Qualifying Change in Control, a Participant who is terminated without Cause, or who terminates his or her employment for Good Reason, following such Change in Control and prior to the end of an applicable Performance Cycle shall be entitled to receive a cash payment for any vested Units granted with respect to such Performance Cycle in accordance with Section 9.5(b)(i). No payments shall be made to such Participants pursuant to Section 9.5(b)(ii)."

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of May 2003.


                                                EL PASO CORPORATION


                                                By: /s/ David E. Zerhusen
                                                    ----------------------------
                                                    David E. Zerhusen
                                                    Executive Vice President
                                                    Administration

Attest:


David L. Siddall
------------------------------------
Corporate Secretary